Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Realigns Operating Cost Structure to Focus on Continued Feraheme Growth and Business Development Activities

LEXINGTON, MA (June 25, 2012) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced a number of changes to its operating expenses that further align its cost structure with the company’s focus on advancing Feraheme® and expanding its product portfolio with commercial stage assets. First, AMAG is moving to an outsourced manufacturing model and intends to divest the company’s manufacturing facility in Cambridge, MA. Additionally, the company’s global phase III broad iron deficiency anemia (IDA) clinical program for Feraheme, which will support an sNDA filing later this year, will conclude this year. Along with the natural attrition of external development costs associated with the conclusion of the IDA development program, AMAG is reducing internal development expenses to match the reduced activities at this time, and will continue to adapt development resources to meet the company’s future development needs.

“The decision to eliminate positions is never easy and I want to thank the impacted individuals who have contributed greatly to AMAG over the years. Today’s announcement signals a continuation of AMAG’s transformation into a highly focused, commercially oriented specialty pharmaceutical company,” said William Heiden, president and chief executive officer of AMAG. “The actions that the company took in November 2011, coupled with the actions announced today, mark continuing progress in implementing a strategy to become a leaner and nimbler company focused on providing specialty drugs to hematology/oncology and hospital sites of care. These changes will allow AMAG to more efficiently make decisions, react quickly to changing market dynamics and rapidly identify and evaluate new product opportunities — these are important changes that will help ensure our success in the short- and long-term.”

Heiden continued, “Our corporate structure, both in terms of financial and human resources, is now being brought into alignment with our corporate strategy. We are focusing these resources against two key priorities for the organization. First, advancing Feraheme across our four growth opportunities of increasing market share in our current indication in the US, pursuing a broader label expansion for all patients with IDA, geographic expansion through international launches and expansion of the IV iron market. We are also focusing aggressively on our second corporate priority of expanding our product portfolio with specialty drugs that fit into our commercial call points. I believe that the combination of Feraheme, our strong balance sheet and our experienced leadership team give us a very strong base from which to continue to build a profitable specialty pharmaceutical company — the steps taken today demonstrate the real and continuing progress that we are making towards achieving this goal.”

Plan Details

•                  By year-end 2012, AMAG expects to reduce its workforce by approximately 45 positions, the majority of which are expected to be associated with the company’s manufacturing and development infrastructure. Some of the eliminated positions are budgeted, open positions that the company will not fill. The company expects to incur approximately $1.0 million in charges associated with the restructuring, which will be spread over the remainder of 2012, with $0.5 million expected to be recognized in the second quarter of 2012.

•                  With the intended divestiture of the company’s manufacturing facility, AMAG will stop producing GastroMark and has entered into agreements with the commercial parties that sell GastroMark in the US and EU. AMAG will incur one-time costs associated with the GastroMark agreements of $1.6 million in the second quarter of 2012. The company expects to sell its Cambridge, MA manufacturing facility, which AMAG owns outright.

•                  The changes implemented in 2012, will result in reduced employee-related operating expenses beginning in 2013. In addition, external research and development expenses associated with the company’s broad IDA clinical development program planned for 2012 will not recur, leading to further reductions in the company’s 2013 operating expenses.  The full impact of these reductions will be communicated when the company issues its 2013 financial guidance, later this year.

•                  The expected change in manufacturing supply chain strategy for the company will lower the costs associated with the manufacture of Feraheme. The company expects that these changes will result in lower costs of goods sold beginning in 2014.

The company may provide updated 2012 financial guidance when it reports second quarter financial results.

About AMAG Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc. is a biopharmaceutical company that manufactures and markets ferumoxytol under the brand name Feraheme® in the United States. For additional company information, please visit www.amagpharma.com.

About Feraheme (ferumoxytol)
In the United States, Feraheme® (ferumoxytol) Injection for Intravenous (IV) use is indicated for the treatment of iron deficiency anemia in adult chronic kidney disease (CKD) patients. Feraheme received marketing approval from the U.S. Food and Drug Administration on June 30, 2009 and was commercially launched by AMAG in the U.S. shortly thereafter. Feraheme received marketing approval in Canada in December 2011 and in the European Union in June 2012. For additional product information, please visit www.feraheme.com.

AMAG Pharmaceuticals and Feraheme are registered trademarks of AMAG Pharmaceuticals, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding: the divestiture of our manufacturing facility in Cambridge, MA; the conclusion of the global phase III broad iron deficiency anemia clinical program for Feraheme by the end of 2012; the expected filing of an sNDA with respect to a broad iron deficiency anemia indication for Feraheme by the end of 2012; the expectation that changes at AMAG will help ensure our success in the short- and long-term; the expected $1 million in charges related to the restructuring; the expected reduction in operating expenses in 2013; the lowering of costs associated with the manufacturing of Feraheme; and the expected reduction in cost of goods sold in 2014 are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include: (1) uncertainties regarding our and Takeda’s ability to successfully compete in the intravenous iron replacement market both in the U.S. and outside the U.S., including the EU, (2) uncertainties regarding our ability to successfully and timely complete our clinical development programs and obtain regulatory approval for Feraheme/Rienso in the broader IDA indication both in the U.S. and in territories outside of the U.S., including the European Union, (3) the fact that significant safety or drug interaction problems could arise with respect to Feraheme/Rienso, (4) uncertainties regarding the manufacture of Feraheme/Rienso, (5) uncertainties relating to our patents and proprietary rights, and (6) other risks identified in our Securities and Exchange Commission filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Company Contact:
Amy Sullivan

AMAG Pharmaceuticals, Inc.; 617-498-3303